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                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

 Check the appropriate box:

 | |  Preliminary Information Statement   | |  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))

 |X|  Definitive Information Statement


                              Market America, Inc.
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                  (Name of Registrant as Specified in Charter)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | | Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials.

         | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)  Amount Previously Paid:

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                            - MARKET AMERICA, INC. -

To the Shareholders of Market America, Inc.:

         Notice is hereby given that the annual meeting of the shareholders of Market America, Inc., will be held at the Embassy Suites Hotel, 204 Centreport Drive, Greensboro, North Carolina, on September 30, 1997, at 10:00 a.m. for the following purposes:

                     (1) To re-elect existing directors; and

                     (2) To transact such other business as may properly come before the meeting.

         The determination of shareholders entitled to notice of and to vote at the meeting was made as of the close of business on August 10, 1997, which is the record date fixed by the Board of Directors for such purpose.

                       By order of the Board of Directors,

                            \s\ Loren Ashley Ridinger
                            --------------------------
                                Loren Ashley Ridinger
                                      Secretary

Dated: August 28, 1997

                              MARKET AMERICA, INC.
                           7605-A Business Park Drive
                             Greensboro, N.C. 27409


                                 August 28, 1997

                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1997

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is being furnished by the management of Market America, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on September 30, 1997, at 10:00 a.m., at the Embassy Suites Hotel, 204 Centreport Drive, Greensboro, North Carolina. The meeting is being held for the purposes of electing directors and transacting such other business as may lawfully come before the meeting.

         As of August 10, 1997, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 19,950,000 shares of the Company's Common Stock outstanding and entitled to be voted. A majority of such shares will constitute a quorum for the transaction of business at the meeting. Abstentions by shareholders represented at the meeting will be counted as present for determining the presence of a quorum.

         Each share will have one vote at the annual meeting. Those persons who receive the highest number of votes will be elected as directors. Except as otherwise required by law, all other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Abstentions will be excluded entirely from the vote, and will have no effect on the outcome. Since the Company's management is not soliciting proxies for the meeting, there will be no returns of proxies from brokers holding shares in street name without instructions for voting. Therefore, such "broker non-votes" will have no effect on any shareholder vote.

                           Annual Report and Form 10-K

         A copy of the Annual Report to Shareholders of the Company for the fiscal year ended April 30, 1997 is being sent with this Information Statement to all shareholders of record on the record date for the annual meeting. Additional copies are available from the Company on request. A copy of the most recent annual report of the Company filed with the U.S. Securities and Exchange Commission on Form 10-K may be obtained from the Company by any shareholder on written request. Direct your request to: Corporate Secretary, Market America, Inc., 7605-A Business Park Drive, Greensboro, NC 27409.

                              Election of Directors

         The members of the Company's Board of Directors elected at the annual meeting will serve until the next annual meeting or until their successors are elected and qualified. Listed below are the persons nominated for election to the Board of Directors by management.

                  Nominees for Membership on Board of Directors

                                                                                             Common Stock
                                                                                          Beneficially Owned
                                                                                          ------------------
Name and Background                                               Director Since     No. Shares        Percentage
-------------------                                               --------------     ----------        ----------
James H. Ridinger, 44, is Chairman of the Board of Directors           1992          13,945,100*          69.90%
and CEO of the Company. He founded the Company in 1992 and
has been associated with the Company since then. Before
1992, Mr. Ridinger was a consultant to the Direct Sales
Industry.

Loren A. Ridinger, 29, is a Director and Vice President of             1993             101,400**          0.51%
Administration of the Company. She has held that position
since 1992. Before 1992, Ms. Ridinger was active in
administration of several direct sales companies. She is the wife of James H. Ridinger, the Chairman of the Board of
Directors and CEO of the Company.

Dennis J. Franks, 44, is a Director and Executive Vice                 1994             184,000            0.92%
President of the Company. He has served as a consultant to
the Company since 1992, and has been a direct sales and
marketing consultant since 1989.

Marty Weissman, 54, is a Director and has served as                    1993             582,000            2.92%
Executive Vice President of the Company since 1994. Mr.
Weissman was a founder, owner and Executive Vice President
of Howard Carpet Mills of Chatsworth, Georgia.

All Directors and Executive Officers as a Group (four                                14,812,500           74.25%
persons)

-----------------
* Does not include shares held by Loren A. Ridinger, Mr. Ridinger's wife and a director and Executive Vice President of Administration of the Company, as to which Mr. Ridinger disclaims beneficial interest. See also "Beneficial Ownership of Shares."

** Does not include shares held by James H. Ridinger, Ms. Ridinger's husband and the Chairman of the Board and CEO of the Company, as to which Ms. Ridinger disclaims beneficial interest. See also "Beneficial Ownership of Shares."

         During the fiscal year ended April 30, 1997, the Board of Directors held four meetings. No director attended fewer than 75% of the meetings. The Board has no standing audit, nominating or compensation committees or committees performing similar functions. Board members receive no additional compensation for their service on the Board.

                             Executive Compensation

         The following table summarizes the compensation awarded to, earned by or paid to all executive officers of the Company for services to the Company in the fiscal year ended April 30, 1997:

                           Summary Compensation Table
                           --------------------------

                                                                   Annual Compensation*
                                                                   --------------------
         Name and                                 Fiscal                                        Other Annual
         Principal Position                    Year Ended        Salary($)       Bonus($)       Compensation
         ------------------                    ----------        ---------       --------       ------------
         James H. Ridinger, Chairman of         4-30-97          365,000**      276,610               0
         the Board and Chief Executive          4-30-96          303,182**       95,000               0
         Officer                                4-30-95            5,024         50,000               0

         Loren A. Ridinger, Vice                4-30-97          188,894         10,000               0
         President of Administration            4-30-96          157,782         30,000               0
                                                4-30-95            5,024         50,000               0

         Dennis J. Franks, Executive            4-30-97          120,000         30,000               0
         Vice President                         4-30-96                0         30,000          90,000
                                                4-30-95                0              0          90,000

         Marty Weissman, Executive              4-30-97                0              0               0
         Vice President                         4-30-96                0         30,000               0
                                                4-30-95                0              0               0

     --------------
 * Does not include the value of any perquisites or other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus shown. Also does not include commissions on "business volume" (a measure of sales) of the Company, which each of the named executive officers receives as an independent distributor of the Company.

** Mr. Ridinger's salary did not increase from fiscal year 1996 to fiscal year 1997. The amount shown as paid to Mr. Ridinger as salary for fiscal year 1996 represents the sum of salary installments paid to him for the portion of the fiscal year after the Board of Directors approved payment of an annual salary of $365,000.

         None of the executive officers currently has a written employment agreement. Mr. Ridinger negotiates the base salaries and other compensation of all of the executive officers named in the table above other than himself. The Board of Directors determines Mr. Ridinger's compensation.


                            Board Compensation Report

         The Company's Compensation policy is set by the Board of Directors.

         The compensation policy of the Company is designed to motivate the overall success of the Company by:

                (1) Attracting, retaining and rewarding highly qualified and productive individuals;

                (2) Delivering a significant portion of compensation through performance-based incentives; and

                (3) Directly relating incentive compensation to overall company and individual performance.

         In setting Mr. Ridinger's compensation, the Board of Directors considered numerous factors, including Mr. Ridinger's unique role as the pre-eminent personality in the selling of the Company's products, the motivation of the Company's sales organization and the formulation of sales promotional programs.

         Mr. Ridinger's bonus for fiscal year 1997 was increased to reflect his contribution to the Company's outstanding financial performance.

                                James H. Ridinger
                                Loren Ashley Ridinger
                                Dennis J. Franks
                                Marty Weissman

Dated: August 28, 1997

                      Shareholder Return Performance Graph

         Set forth below is a graph comparing the yearly percentage change in total shareholder return on the Company's common stock with the Total Return Index for The Nasdaq Stock Market (US Companies) and the total shareholder return on a designated Peer Group of stocks. The total shareholder return calculation is for the period commencing August 31, 1994 (the last day of the month in which the Company's common stock commenced public trading) and includes the reinvestment of dividends (on securities on which dividends were paid).

           Comparison of Shareholder Returns Among the Company, Nasdaq
                  Total Returns Index and Peer Group Companies*

                        [PERFORMANCE GRAPH APPEARS HERE]


                                     Aug. 31, 1994        Apr. 30, 1995        Apr. 30, 1996        Apr. 30, 1997
                                     -------------        -------------        -------------        -------------
Market America, Inc.                    $100.00              $100.00              $562.50              $259.38
Nasdaq Stock Market (U.S.               $100.00              $110.88              $158.06              $167.31
   Companies)
Peer Group                              $100.00              $103.28              $130.77              $160.34

-------------
* Assumes $100.00 invested on August 31, 1994 in the stock of Market America, Inc., the Nasdaq Total Returns Index (U.S. Companies) and Peer Group companies (weighted by market capitalization).

         The Peer Group of stocks represented in the above graph is made up of stocks of publicly-traded companies possessing the following characteristics similar to those of the Company:

         o Size, as measured by net sales;
         o Similarity in selling methodology;
         o Comparative products, including companies engaged in the distribution of health and nutritional supplements, and skin, hair, or other personal products;
         o Relatively high insider ownership; and/or

         o Particular emphasis on the talents and visibility of the chief executive officer.

         Companies included in the Peer Group are: Aloette Cosmetics, Inc., Amway Asia Pacific Ltd., Amway Japan Ltd., Avon Products, Inc., Beauticontrol Cosmetics, Inc., Herbalife, Inc., Nature's Sunshine Products, Inc., Stanhome, Inc. and Tupperware Corp. (from May 20, 1996, the first day of trading in the shares of Tupperware Corp. upon its spin-off from Premark International, Inc.).

                         Beneficial Ownership of Shares

         The Company is not aware that, as of the record date for the annual meeting, anyone other than the following may beneficially own more than 5% of the outstanding shares of its common stock:

 Name and Address                          Amount and Nature* of     Percent of
of Beneficial Owner                        Beneficial Ownership         Class
-------------------                        --------------------         -----

James H. Ridinger                             13,945,100 shares*        69.90%
Market America, Inc.
7605-A Business Park Drive
Greensboro, North Carolina  27409

The AAA Plus Trust                             1,185,700                 5.94%
c/o Codan Trust Company Limited, Trustee
2 Church St. Clarendon House
Hamilton, Bermuda HM 11

------------
* Does not include 101,400 shares owned by Mr. Ridinger's spouse, as to which Mr. Ridinger disclaims beneficial ownership. Also does not include 1,185,700 shares as to which Codan Trust Company Limited, Hamilton, Bermuda, exercises investment and voting control as trustee of The AAA Plus Trust, as to which Mr. Ridinger disclaims beneficial ownership.

            Section 16 (a) Beneficial Ownership Reporting Compliance

         To the Company's knowledge, based solely on its review of reports submitted to it, all SEC Section 16(a) filing requirements, which prescribe that the Company's executive officers, directors, and 10% shareholders must file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC, were complied with in fiscal year 1997, except that Marty Weissman should have filed a Form 5 to report an acquisition of 2,000 shares of the Company's Common Stock in the open market in October 1996 at market prices and his failure to file a Form 4 reporting a gift of 50,000 shares of the Company's Common Stock to each of his two sons in June 1996. James
H. Ridinger may arguably have been required to file reports relating to a family trust on the grounds that he exercised investment control over the trust. James
H. Ridinger disclaims beneficial ownership of securities in the trust or that he exercised investment control over the trust.

                              Certain Transactions

         James H. Ridinger, Chairman of the Board and Chief Executive Officer of the Company, loaned the Company various amounts early in its history. In 1993, the Company executed a promissory note to Mr. Ridinger to evidence these loans. The note was due upon demand, bore interest at the rate of 8.0% annually, and was secured by the Company's furniture, fixtures and equipment. The principal amount owed by the Company on the note was $292,714 at April 30, 1996, the last day of the Company's 1996 fiscal year. The Company paid off this note on February 28, 1997.